Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hecla Mining Company

Coeur d'Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159966 and 333-186861) and Form S-8 (No. 333-96995, 33-60095, 333-169030 and 333-176364) of Hecla Mining Company of our report dated February 25, 2013, except for Note 17 which is October 25, 2013, relating to the consolidated financial statements, which appears in this Form 8K.

/s/ BDO USA, LLP

Spokane, Washington

October 25, 2013